Exhibit 99.1

Steel Excel Adopts Tax Benefits Preservation Plan to Preserve Use of Net Operating Losses

MILPITAS, Calif., December 21, 2011 – Steel Excel Inc. (Other OTC: SXCL.PK) (the “Company”) today announced that its board of directors adopted a tax benefits preservation plan designed to preserve the value of certain of the Company’s deferred tax assets primarily associated with net operating loss carryforwards (NOLs) under Section 382 of the Internal Revenue Code.  The Company intends to seek stockholder approval of the plan at its 2012 Annual Meeting of Stockholders.

NOLs can generally be used to offset future taxable income and therefore reduce federal income tax obligations.  However, the Company’s ability to use its NOLs would be limited if there was an “ownership change” under Section 382.  This would occur if stockholders owning (or deemed to own under the tax rules) 5% or more of the Company’s stock increase their aggregate ownership of outstanding shares of the Company’s common stock by more than 50 percentage points over a defined period of time.  The plan is intended to reduce the likelihood of an “ownership change” occurring as a result of the buying and selling of the Company’s common stock.

In connection with the plan, the Company has declared a dividend of one preferred stock purchase right for each share of common stock outstanding as of the close of business on January 4, 2012.  Effective today, any stockholder or group that acquires beneficial ownership of 5 percent or more of the Company’s outstanding stock (an “acquiring person”) could be subject to significant dilution in its holdings, if the Company’s board of directors does not approve such acquisition.  Existing stockholders holding 5 percent or more of the Company’s common stock will not be considered acquiring persons unless they acquire additional shares, subject to certain exceptions described in the plan.  In addition, in its discretion, the board of directors may exempt certain transactions and certain persons whose acquisition of securities is determined by the board not to jeopardize the Company’s deferred tax assets.

The rights will expire upon the earlier of (i) December 21, 2021, (ii) the beginning of a taxable year with respect to which the board of directors determines that no tax benefits may be carried forward, (iii) the repeal or amendment of Section 382 or any successor statute, if the board of directors determines that the plan is no longer needed to preserve the tax benefits, (iv) the final adjournment of the Company’s 2012 Annual Meeting of Stockholders if stockholder approval of the plan has not been received before such time, (iv) the final adjournment of the third annual meeting of stockholders following the last annual meeting of stockholders at which the plan was most recently approved by stockholders, unless the plan receives stockholder re-approval at such third annual meeting, and (v) certain other events as described in the plan.

Additional information regarding the plan will be provided in a Current Report on Form 8-K and in a Registration Statement on Form 8-A which the Company intends to file with the Securities and Exchange Commission.  In addition, the Company’s stockholders of record as of January 4, 2012 will be mailed a detailed summary of the plan.

About Steel Excel Inc.

The Company's business consists primarily of capital redeployment and identification of new, profitable business operations in which it can utilize its existing working capital and maximize the use of the Company's net operating losses. The identification of new business operations includes, but is not limited to, businesses in the oil field services, sports, training, education, entertainment and lifestyle industries. More information is available at the Company's web site: www.steelexcel.com.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements such as "will," "believe," "are projected to be" and similar expressions are statements regarding future events or the future performance of the Company, and include statements regarding projected operating results. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include, but are not limited to: the Company's ability to identify suitable acquisition candidates or business and investment opportunities; the ability to realize the benefits of our net tax operating losses; the possibility of being deemed a "shell company" under the federal securities laws, which may adversely impact our ability to offer our stock to officers, directors and consultants, and would likely increase the costs of registration compliance following the completion of a business combination; the possibility of being deemed an investment company under the Investment Company Act of 1940, as amended, which may make it difficult for us to complete future business combinations or acquisitions; the potential need to record additional impairment charges for long-lived assets or marketable securities based on current market conditions; the necessity to record material tax provisions or pay additional tax payments in the future as a result of estimates for tax provisions that materially differ from actual outcomes and tax audits and redetermination by the United States and foreign taxing authorities in which we operate or formerly operated; the ability to reduce our operating costs; general economic conditions and our expected liquidity in future periods. For a more complete discussion of risks related to our business, reference is made to the section titled "Risk Factors" included in our Transition Report on Form 10-K for the nine month period ended December 31, 2010 on file with the Securities and Exchange Commission. Except as required by law, we assume no obligation to update any forward-looking information that is included in this release.

CONTACT:

Steel Excel Inc.
Investor Relations, 408-957-7811
Investor_Relations@steelexcel.com